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                                                                    EXHIBIT 21.1

                           Subsidiaries of Registrant

Name                                                    State of Organization
----                                                    ---------------------
CreditComm Services LLC                                      Delaware
Intersections Health Services, Inc.                          Delaware
Intersections Services Inc.                                  Canada